UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item      5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

In response to the market, economic and financial challenges caused by the COVID-19 pandemic, Xenia Hotels & Resorts, Inc. (the “Company” or “Xenia”) has made certain organizational changes, including the departure of Philip A. Wade, effective as of April 21, 2020, who served as Senior Vice President and Chief Investment Officer of the Company. In connection with Mr. Wade’s departure, the Company and Mr. Wade entered into a Separation Agreement (the “Separation Agreement”) that provides for, among other things: (i) $1,400,000 payable over a period of 12 months following the effective date of Mr. Wade’s departure (the “separation date”); (ii) continued health insurance coverage at the Company’s expense for up to eighteen months following the separation date; and (iii) all outstanding and unvested equity and equity-based awards held by Mr. Wade will be treated in accordance with the terms and conditions set forth in the applicable award agreement and equity compensation plan, provided that solely for purposes of such awards, Mr. Wade will be deemed to have incurred a termination of employment by the Company without “Cause” (as defined in the applicable award agreement) upon the separation date.

All such compensation and benefits are conditioned upon Mr. Wade executing and not revoking the general release of claims set forth in the Separation Agreement. The Separation Agreement further provides that the restrictive covenants set forth in Mr. Wade's severance agreement with the Company and XHR Management will apply following the separation date, other than the non-competition covenant which will be waived following the separation date. The Separation Agreement is expected to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

On April 21, 2020, the Company issued a press release announcing the departure of Mr. Wade. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item    9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Xenia Hotels & Resorts, Inc., dated April 21, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: April 22, 2020	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President - General Counsel and Secretary